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                                                                    EXHIBIT 10.1


                               FIRST AMENDMENT TO
                   OUTSIDE DIRECTORS' 1996 STOCK OPTION PLAN

     The Outside Directors' 1996 Stock Option Plan (the "Plan") of College Television Network, Inc. (the "Company") (formerly Laser Video Network, Inc.) is hereby amended as follows:

                                       1.

     All references in the Plan to Laser Video Network, Inc. are deleted, and the name "College Television Network, Inc." is substituted therefor in each instance.

                                       2.

     Section 3(a) of the Plan is amended by deleting the second sentence thereof in its entirety and substituting therefor the following new second sentence:
"Subject to Section 3(b), the aggregate number of shares of Common Stock of the Company which may be transferred pursuant to the Plan shall be 180,000."

                                       3.

     Sections 5 of the Plan is deleted in its entirety, and the following new
Section 5 is substituted therefor:

     The Board of Directors shall have the authority, from time to time, in its unfettered discretion, to grant options to Eligible Directors, in such amounts as the Board of Directors shall deem appropriate. A director's status as an Eligible Director shall not be deemed to require that any options be granted to him or her under the Plan, and the Board shall not be required to grant the same number of options to different Eligible Directors. Every option granted under the Plan shall be subject to the terms and conditions set forth in the Plan, and shall be evidenced by an option agreement approved by the Board which shall not be inconsistent with the provisions of the Plan.

                                       4.

     Section 9(a) of the Plan is deleted in its entirety, and the following new
Section 9(a) is substituted therefor:

     (a) For purposes of this Section 9, a "Change in Control" shall be deemed to have occurred upon the happening of any of the following:

         (i) The consummation of any merger, reverse stock split, recapitalization or other business combination of the Company, with or into another corporation, or an acquisition of securities or assets by the Company,
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     pursuant to which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a transaction in which the majority of the holders of Common Stock immediately prior to such transaction will own at least 25 percent of the voting power of the then-outstanding securities of the surviving corporation immediately after such transaction, or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (other than a transfer of assets as collateral to secure a debt of the Company), or the liquidation or dissolution of the Company; or

          (ii) A transaction in which any person (as such term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any profit-sharing, employee ownership or other employee benefit plan sponsored by the Company or any subsidiary, or any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities): (A) shall purchase any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board, or (B) shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly (in one transaction or a series of transactions), of securities of the Company representing 50% or more of the total voting power of the then-outstanding securities of the Company ordinarily (and apart from the rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Rule 13d-3(d) in the case of rights to acquire the Company's securities).

                                       5.

     Section 14 of the Plan is deleted in its entirety, and the following new
Section 14 is substituted therefor: "All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware (without regard to choice of law provisions)."


     The foregoing amendment shall be effective as of the date which is 20 days after mailing an Information Statement to Shareholders disclosing the approval of the amendment by the holder of a majority of the outstanding common stock of the Company, in the manner required by Section 14(c) of the Securities Exchange Act of 1934, as amended.

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